Exhibit 99

U.S. Xpress Enterprises, Inc. Reports Third Quarter 2019 Results

CHATTANOOGA, Tenn.--(BUSINESS WIRE)-- U.S. Xpress Enterprises, Inc. (NYSE:USX) (the “Company”) today announced results for the third quarter of 2019.

Third Quarter 2019 Highlights

•	Operating revenue of $428.5 million compared to $460.2 million in the third quarter of 2018
•	Operating income of $3.3 million compared to $22.9 million in the third quarter of 2018
•	Operating ratio of 99.2% compared to 95.0% in the third quarter of 2018
•	Net loss attributable to controlling interest of $1.4 million, or $0.03 per diluted share, compared to Net Income of $16.1 million in the third quarter of 2018

Third Quarter Financial Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating revenue	$428,503	$460,227	$1,257,728	$1,335,693
Revenue, excluding fuel surcharge	$386,666	$413,887	$1,133,162	$1,199,553
Operating income	$3,282	$22,892	$24,707	$57,764
Adjusted operating income[1]	$3,282	$22,892	$28,637	$64,201
Operating ratio	99.2%	95.0%	98.0%	95.7%
Adjusted operating ratio[1]	99.2%	94.5%	97.5%	94.6%
Net income (loss) attributable to controlling interest	$(1,446)	$16,129	$5,947	$17,903
Adjusted net income (loss) attributable to controlling interest[1]	$(1,446)	$16,129	$8,736	$28,573
Earnings (losses) per diluted share	$(0.03)	$0.33	$0.12	$0.76
Adjusted earnings (losses) per diluted share[1]	$(0.03)	$0.33	$0.18	$1.22

Eric Fuller, President and CEO, commented, “The third quarter was marked by continued industry-wide overcapacity of tractors in relation to freight demand. This overcapacity continued to pressure our revenue per mile as well as our ability to optimize equipment utilization, particularly in the non-contracted spot portions of our Over-the-Road Truckload operations.  We believe the pricing environment was further impacted by unprecedented and unsustainable rate competition from digital freight brokers.”

Mr. Fuller continued, “Similar to the second quarter of 2019, the majority of our Truckload segment made progress as average revenue per mile increased 5.6% in our dedicated business and 2.6% in our contracted over the road business, which together cover approximately 85% of our Truckload segment revenue.  However, pricing in our non-contracted, or USX Spot business, deteriorated sequentially and was down more than 35% versus the third quarter of 2018, while gross margin in our Brokerage business declined 160 basis points.  While we are clearly not satisfied with our results, we are encouraged by the operational improvements that we are driving across our organization and are optimistic that they will more visibly evidence themselves in our financial results through next year.”
Enterprise Update

Operating revenue was $428.5 million, a decrease of $31.7 million compared to the third quarter of 2018. Excluding revenue from the Company’s Mexico operations which were discontinued in January 2019, operating revenue decreased $18.3 million. The decrease was primarily attributable to a decrease of $19.0 million in Brokerage revenue.

Operating income for the third quarter of 2019 was $3.3 million compared to $22.9 million in the third quarter of 2018. Operating ratio for the third quarter of 2019 was 99.2% compared to 95.0% in the prior year quarter.

Net loss attributable to controlling interest for the third quarter of 2019 was $1.4 million compared to Net Income of $16.1 million in the prior year quarter.

Truckload Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Over the road
Average revenue per tractor per week*	$3,479	$3,957	$3,572	$3,917
Average revenue per mile*	$1.910	$2.072	$1.949	$2.022
Average revenue miles per tractor per week	1,821	1,910	1,832	1,937
Average tractors	3,785	3,511	3,671	3,574
Dedicated
Average revenue per tractor per week*	$4,011	$3,791	$3,998	$3,663
Average revenue per mile*	$2.408	$2.281	$2.367	$2.234
Average revenue miles per tractor per week	1,666	1,662	1,689	1,640
Average tractors	2,748	2,690	2,693	2,678
Consolidated
Average revenue per tractor per week*	$3,703	$3,885	$3,752	$3,808
Average revenue per mile*	$2.109	$2.156	$2.118	$2.104
Average revenue miles per tractor per week	1,756	1,802	1,772	1,810
Average tractors	6,533	6,201	6,364	6,252
* Excluding fuel surcharge revenues
The above table excludes revenue, miles and tractors for services performed in Mexico.

Mr. Fuller said, “While the severe decline in USX Spot rates pressured our OTR results, contract rates grew low single digits in the quarter. Our Dedicated division continued to perform at record levels by achieving more than $4,000 per tractor per week for the second consecutive quarter. The initiatives put in place to improve the division’s execution are driving these strong results and the outlook for Dedicated remains strong as rates grew more than 5% in the quarter.”

Mr. Fuller added, “As we execute across a broad range of initiatives designed to improve our performance, we are encouraged by the early results that we are seeing as a result of our redesigned driver training facilities, the first of which opened in January. Driver turnover for those who have completed the training has started to decline which partially contributed to our OTR tractor growth this quarter. We are cautiously optimistic that this positive trend will continue as we update our driver training facilities across the country. We are also encouraged by our progress toward our goal of achieving the frictionless order which we expect to enhance end to end data quality with the focus on improving our operational execution and our drivers’ day to day experience.”

In the Over-the-Road division, average revenue per tractor per week declined 12.1% compared with the third quarter of 2018. Average revenue per mile decreased 7.8% compared with the 2018 quarter, while average revenue miles per tractor per week decreased 4.7%.  The impact on average revenue per tractor per week was a result of the less favorable freight environment.

The Dedicated division’s average revenue per tractor per week increased 5.8% compared to the third quarter of 2018. The increase was primarily the result of a 5.6% increase in average revenue per mile. We continue to see consistent results in our Dedicated division despite the current adverse market conditions.

Brokerage Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Brokerage revenue	$46,036	$65,060	$131,737	$177,962
Gross margin %	12.0%	13.6%	15.2%	13.3%
Load Count	36,634	42,891	100,154	124,276

The Brokerage segment continues to provide additional selectivity for the Company’s assets to optimize yield while at the same time offering more capacity solutions to customers. Brokerage segment revenue decreased to $46.0 million in the third quarter of 2019 compared to $65.1 million in the third quarter of 2018, on fewer loads and decreased revenue per load.  Brokerage operating loss was $0.1 million in the third quarter of 2019 as compared to operating income of $3.0 million in the year ago quarter.

Liquidity and Capital Resources

As of September 30, 2019, we had $119.2 million of liquidity (defined as cash plus availability under the Company’s revolving credit facility), $434.2 million of net debt (defined as long-term debt, including current maturities, less cash balances), and $238.8 million of total stockholders' equity. Year to date capital expenditures, net of proceeds, related primarily to tractors and trailers were $103.0 million through September 30, 2019, excluding equipment financed under operating leases.

Outlook

The Company previously issued guidance of a 95.5% to 97.5% adjusted operating ratio for calendar 2019, with the upper end assuming market conditions remained consistent with July’s conditions. Sequential deterioration in the Company’s Over-the-Road average revenue per mile and Brokerage gross margin more than offset an increase in Dedicated average revenue per mile.  If current market conditions persist through the end of the year, management would expect the Company’s full year adjusted operating ratio to exceed 97.5%.   To provide additional context, the Company’s adjusted operating ratio for the full year would approximate 98.5% if the current market environment experienced through October persists through year-end.

Conference Call

The Company will hold a conference call to discuss its third quarter results at 8:00 a.m. (Eastern Time) on November 1, 2019.  The conference call can be accessed live over the by phone dialing 1-877-423-9813 or, for international callers, 1-201-689-8573 and requesting to be joined to the U.S. Xpress Third Quarter 2019 Earnings Conference Call. A replay will be available starting at 11:00 a.m. (Eastern Time) on November 1, 2019, and can be accessed by dialing 1-844-512-2921 or, for international callers, 1-412-317-6671. The passcode for the replay is 13695252. The replay will be available until 11:59 p.m. (Eastern Time) on November 8, 2019.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at investor.usxpress.com. The online replay will remain available for a limited time beginning immediately following the call. Supplementary information for the conference call will also be available on this website.

(1) Non-GAAP Financial Measures

In addition to our net income determined in accordance with U.S. generally accepted accounting principles (‘‘GAAP’’), we evaluate operating performance using certain non-GAAP measures, including Adjusted Operating Ratio, Adjusted Operating Income, Adjusted Net Income Attributable to Controlling Interest, and Adjusted EPS (on a consolidated and, as applicable, segment basis). Management believes the use of non-GAAP measures assists investors and securities analysts in understanding the ongoing operating performance of our business by allowing more effective comparison between periods. Further, management uses non-GAAP Adjusted Operating Ratio, Adjusted Operating Income, Adjusted Net Income Attributable to Controlling Interest, and Adjusted EPS measures on a supplemental basis to remove items that may not be an indicator of performance from period-to-period. The non-GAAP information provided is used by our management and may not be comparable to similar measures disclosed by other companies. The non-GAAP measures used herein have limitations as analytical tools and should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. You should not consider the non-GAAP measures used herein in isolation or as substitutes for analysis of our results as reported under GAAP. Management compensates for these limitations by relying primarily on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of Adjusted Operating Ratio, Adjusted Operating Income, Adjusted Net Income Attributable to Controlling Interest, and Adjusted EPS to the most comparable GAAP financial measures at the end of this press release.

About U.S. Xpress Enterprises

Founded in 1985, U.S. Xpress Enterprises, Inc. is the nation’s fifth largest asset-based truckload carrier by revenue, providing services primarily throughout the United States. We offer customers a broad portfolio of services using our own truckload fleet and third‐party carriers through our non‐asset‐based truck brokerage network. Our modern fleet of tractors is backed up by a team of committed professionals whose focus lies squarely on meeting the needs of our customers and our drivers.

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," “outlook,” “strategy,” “target,” “optimistic,” “focus,” “continue,” “will,” “could,” “should,” “may,” and similar terms and phrases. In this press release, such statements may include, but are not limited to, statements in the "Outlook" section, statements regarding the freight environment, expected adjusted operating ratio, the expected impact of our driver, frictionless order and other initiatives, , and any other statements concerning: any projections of earnings, revenues, cash flows, capital expenditures, or other financial items; any statement of plans, strategies, or objectives for future operations; any statements regarding future economic or industry conditions or performance; and any statements of belief and any statements of assumptions underlying any of the foregoing. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: general economic conditions, including inflation and consumer spending; political conditions and regulations, including future changes thereto; changes in tax laws or in their interpretations and changes in tax rates; future insurance and claims experience, including adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; impact of pending or future legal proceedings; future market for used revenue equipment and real estate; future revenue equipment prices; future capital expenditures, including equipment purchasing and leasing plans and equipment turnover (including expected trade-ins); fleet age; future depreciation and amortization; changes in management’s estimates of the need for new tractors and trailers; future ability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements; our ability to maintain compliance with the provisions of our credit agreement; freight environment, including freight demand, rates, capacity, and volumes; future asset utilization; loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified professional drivers and independent contractors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, intermodal, and brokerage (including digital brokerage) competitors; regulatory requirements that increase costs, decrease efficiency, or reduce the availability of drivers, including revised hours-of-service requirements for drivers and the Federal Motor Carrier Safety Administration’s Compliance, Safety, Accountability program that implemented new driver standards and modified the methodology for determining a carrier’s Department of Transportation safety rating; future safety performance; our ability to reduce, or control increases in, operating costs; future third-party service provider relationships and availability; execution of the Company’s current business strategy or changes in the Company’s business strategy; the ability of the Company’s infrastructure to support future organic or inorganic growth; our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; in relation to exiting our fixed cost investment in U.S.-Mexico cross border business, the actual costs of severance, leased vehicle turn-in, equipment repositioning, and other expenses associated with exiting the operations; the impact of supply and demand on availability and pricing of replacement loads for tractors in our U.S. network; the prices obtained for assets being disposed of; and the timing and amount of deferred consideration collected; our ability to adapt to changing market conditions and technologies; disruptions to our information technology; the cost of and our ability to effectively and efficiently implement technology initiatives; costs, diversion of management’s attention, and potential payments made in connection with the multiple class action lawsuits arising out of our IPO; and our ability to remediate several outstanding material weaknesses. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact:

U.S. Xpress Enterprises, Inc.
Brian Baubach
Sr. Vice President Corporate Finance and Investor Relations
investors@usxpress.com
Source: U.S. Xpress Enterprises, Inc.

Condensed Consolidated Income Statements (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
Operating Revenue:
Revenue, excluding fuel surcharge	$386,666	$413,887	$1,133,162	$1,199,553
Fuel surcharge	41,837	46,340	124,566	136,140
Total operating revenue	428,503	460,227	1,257,728	1,335,693
Operating Expenses:
Salaries, wages and benefits	134,887	128,117	389,971	400,742
Fuel and fuel taxes	47,460	57,423	141,738	173,516
Vehicle rents	19,470	19,497	57,025	58,912
Depreciation and amortization, net of (gain) loss	26,684	24,541	74,498	73,396
Purchased transportation	122,433	129,732	349,017	350,189
Operating expense and supplies	29,525	30,538	87,438	89,402
Insurance premiums and claims	19,570	25,128	63,189	64,463
Operating taxes and licenses	3,533	3,522	10,112	10,432
Communications and utilities	2,209	2,258	6,659	7,149
Gain on sale of subsidiary	-	-	(670)	-
General and other operating	19,450	16,579	54,044	49,728
Total operating expenses	425,221	437,335	1,233,021	1,277,929
Operating Income	3,282	22,892	24,707	57,764
Other Expenses (Income):
Interest Expense, net	5,467	4,815	16,366	29,771
Early extinguishment of debt	-	-	-	7,753
Equity in loss of affiliated companies	91	73	270	250
Other, net	-	(133)	26	34
	5,558	4,755	16,662	37,808
Income (Loss) Before Income Taxes	(2,276)	18,137	8,045	19,956
Income Tax Provision (Benefit)	(813)	1,679	1,503	1,081
Net Income (Loss)	(1,463)	16,458	6,542	18,875
Net Income (Loss) attributable to non-controlling interest	(17)	329	595	972
Net Income (Loss) attributable to controlling interest	$(1,446)	$16,129	$5,947	$17,903

Income (Loss) Per Share
Basic earnings (losses) per share	$(0.03)	$0.33	$0.12	$0.77
Basic weighted average shares outstanding	48,984	48,296	48,709	23,118
Diluted earnings (losses) per share	$(0.03)	$0.33	$0.12	$0.76
Diluted weighted average shares outstanding	48,984	49,597	49,289	23,638

Condensed Consolidated Balance Sheets (unaudited)
	September 30,	December 31,
(in thousands)	2019	2018
Assets
Current assets:
Cash and cash equivalents	$4,442	$9,892
Customer receivables, net of allowance of $75 and $59, respectively	193,047	190,254
Other receivables	18,345	20,430
Prepaid insurance and licenses	23,221	11,035
Operating supplies	7,706	7,324
Assets held for sale	10,399	33,225
Other current assets	19,057	13,374
Total current assets	276,217	285,534
Property and equipment, at cost	939,889	898,530
Less accumulated depreciation and amortization	(403,891)	(379,813)
Net property and equipment	535,998	518,717
Other assets:
Operating lease right-of-use assets	250,062	-
Goodwill	57,708	57,708
Intangible assets, net	27,642	28,913
Other	31,067	19,615
Total other assets	366,479	106,236
Total assets	$1,178,694	$910,487
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$87,161	$63,808
Book overdraft	3,833	-
Accrued wages and benefits	24,085	24,960
Claims and insurance accruals	51,125	47,442
Other accrued liabilities	9,433	8,120
Liabilities associated with assets held for sale	-	6,856
Current portion of operating leases	70,246	-
Current maturities of long-term debt and finance leases	82,669	113,094
Total current liabilities	328,552	264,280
Long-term debt and finance leases, net of current maturities	351,492	312,819
Less debt issuance costs	(1,301)	(1,347)
Net long-term debt and finance leases	350,191	311,472
Deferred income taxes	20,996	19,978
Long term liabilites associated with assets held for sale	-	8,353
Other long-term liabilities	6,599	7,713
Claims and insurance accruals, long-term	53,370	60,304
Noncurrent operating lease liability	179,600	-
Commitments and contingencies	-	-
Stockholders' Equity:
Common Stock	490	484
Additional paid-in capital	249,665	251,742
Accumulated deficit	(11,388)	(17,335)
Stockholders' equity	238,767	234,891
Noncontrolling interest	619	3,496
Total stockholders' equity	239,386	238,387
Total liabilities and stockholders' equity	$1,178,694	$910,487

Condensed Consolidated Cash Flow Statements (unaudited)
	Nine Months Ended September 30,
(in thousands)	2019	2018
Operating activities
Net income	$6,542	$18,875
Adjustments to reconcile net income to net cash provided by operating activities:
Early extinguishment of debt	-	7,753
Deferred income tax provision	1,018	3,458
Depreciation and amortization	68,813	68,687
Losses on sale of property and equipment	5,685	4,709
Share based compensation	2,810	1,356
Other	783	(9,607)
Gain on sale of subsidiary	(670)	-
Changes in operating assets and liabilities
Receivables	(5,650)	(30,102)
Prepaid insurance and licenses	(12,189)	(9,754)
Operating supplies	(443)	(96)
Other assets	(4,800)	(4,190)
Accounts payable and other accrued liabilities	22,076	(11,531)
Accrued wages and benefits	(729)	5,304
Net cash provided by operating activities	83,246	44,862
Investing activities
Payments for purchases of property and equipment	(127,899)	(125,556)
Proceeds from sales of property and equipment	33,301	36,915
Other	(2,000)	(500)
Proceeds from sale of subsidiary, net of cash	(6,432)	-
Net cash used in investing activities	(103,030)	(89,141)
Financing activities
Borrowings under lines of credit	56,200	219,332
Payments under lines of credit	(53,300)	(248,665)
Borrowings under long-term debt	78,803	289,943
Payments of long-term debt and finance leases	(73,472)	(464,375)
Payments of financing costs	(170)	(4,162)
Proceeds from IPO, net of issuance costs	-	246,685
Net proceeds from issuance of common stock under ESPP	349	-
Tax withholding related to net share settlement of restricted stock awards	(44)	-
Purchase of noncontrolling interest	(8,659)	-
Payments of long-term consideration for business acquisition	(990)	(1,010)
Repurchase of membership units	-	(217)
Book overdraft	3,833	3,626
Net cash provided by financing activities	2,550	41,157
Change in cash balances of assets held for sale	11,784	-
Net change in cash and cash equivalents	(5,450)	(3,122)
Cash and cash equivalents
Beginning of year	9,892	9,232
End of period	$4,442	$6,110

Key Operating Factors & Truckload Statistics (unaudited)

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2019	2018	Change	2019	2018	Change
Operating Revenue:
Truckload[1]	$340,630	$348,827	-2.3%	$1,001,425	$1,021,591	-2.0%
Fuel Surcharge	41,837	46,340	-9.7%	124,566	136,140	-8.5%
Brokerage	46,036	65,060	-29.2%	131,737	177,962	-26.0%
Total Operating Revenue	$428,503	$460,227	-6.9%	$1,257,728	$1,335,693	-5.8%

Operating Income:
Truckload	$3,345	$19,857	-83.2%	$20,689	$50,950	-59.4%
Brokerage	$(63)	$3,035	-102.1%	$4,018	$6,814	-41.0%
	$3,282	$22,892	-85.7%	$24,707	$57,764	-57.2%

Operating Ratio:
Operating Ratio	99.2%	95.0%	4.4%	98.0%	95.7%	2.4%
Adjusted Operating Ratio[2]	99.2%	94.5%	5.0%	97.5%	94.6%	3.0%

Truckload Operating Ratio	99.1%	95.0%	4.3%	98.2%	95.6%	2.7%
Adjusted Truckload Operating Ratio[2]	99.0%	94.3%	5.0%	97.5%	94.4%	3.3%
Brokerage Operating Ratio	100.1%	95.3%	5.0%	96.9%	96.2%	0.7%

Truckload Statistics:[3]
Revenue Per Mile[1]	$2.109	$2.156	-2.2%	$2.118	$2.104	0.7%

Average Tractors -
Company Owned	4,692	4,704	-0.3%	4,639	4,938	-6.1%
Owner Operators	1,841	1,497	23.0%	1,725	1,314	31.3%
Total Average Tractors	6,533	6,201	5.4%	6,364	6,252	1.8%

Average Revenue Miles Per Tractor Per Week	1,756	1,802	-2.6%	1,772	1,810	-2.1%

Average Revenue Per Tractor Per Week[1]	$3,703	$3,885	-4.7%	$3,752	$3,808	-1.5%

Total Miles	168,153	160,158	5.0%	487,354	484,224	0.6%

Total Company Miles	118,374	119,068	-0.6%	346,499	374,601	-7.5%

Total Independent Contractor Miles	49,779	41,090	21.1%	140,855	109,623	28.5%

Independent Contractor fuel surcharge	11,874	11,475	3.5%	34,587	29,945	15.5%

[1] Excluding fuel surcharge revenues
[2] See GAAP to non-GAAP reconciliation in the schedules following this release
[3] Excludes revenue, miles and tractors for services performed in Mexico.

Non-GAAP Reconciliation - Adjusted Operating Income and Adjusted Operating Ratio (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
GAAP Presentation:
Total revenue	$428,503	$460,227	$1,257,728	$1,335,693
Total operating expenses	(425,221)	(437,335)	(1,233,021)	(1,277,929)
Operating Income	$3,282	$22,892	$24,707	$57,764
Operating ratio	99.2%	95.0%	98.0%	95.7%

Non-GAAP Presentation
Total revenue	$428,503	$460,227	$1,257,728	$1,335,693
Fuel surcharge	(41,837)	(46,340)	(124,566)	(136,140)
Revenue, excluding fuel surcharge	386,666	413,887	1,133,162	1,199,553

Total operating expenses	425,221	437,335	1,233,021	1,277,929
Adjusted for:
Fuel surcharge	(41,837)	(46,340)	(124,566)	(136,140)
Mexico transition costs[1]	-	-	(4,600)	-
Gain on sale of subsidiary[2]	-	-	670	-
IPO related costs[3]	-	-	-	(6,437)
Adjusted operating expenses	383,384	390,995	1,104,525	1,135,352
Adjusted Operating Income	$3,282	$22,892	$28,637	$64,201
Adjusted operating ratio	99.2%	94.5%	97.5%	94.6%

Non-GAAP Reconciliation - Truckload Adjusted Operating Income and Adjusted Operating Ratio (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Truckload GAAP Presentation:
Total Truckload revenue	$382,467	$395,167	$1,125,991	$1,157,731
Total Truckload operating expenses	(379,122)	(375,310)	(1,105,302)	(1,106,781)
Truckload Operating Income	$3,345	$19,857	$20,689	$50,950
Truckload Operating ratio	99.1%	95.0%	98.2%	95.6%

Truckload Non-GAAP Presentation
Total Truckload revenue	$382,467	$395,167	$1,125,991	$1,157,731
Fuel surcharge	(41,837)	(46,340)	(124,566)	(136,140)
Revenue, excluding fuel surcharge	340,630	348,827	1,001,425	1,021,591

Total Truckload operating expenses	379,122	375,310	1,105,302	1,106,781
Adjusted for:
Fuel surcharge	(41,837)	(46,340)	(124,566)	(136,140)
Mexico transition costs[1]	-	-	(4,600)	-
Gain on sale of subsidiary[2]	-	-	670	-
IPO related costs[3]	-	-	-	(6,437)
Truckload Adjusted operating expenses	337,285	328,970	976,806	964,204
Truckload Adjusted Operating Income	$3,345	$19,857	$24,619	$57,387
Truckload Adjusted operating ratio	99.0%	94.3%	97.5%	94.4%

[1] During the third quarter and nine months ended September 30, 2019, we incurred expenses related to the exit of our Mexico business totaling $0 and $4,600
[2] During the second quarter we recognized a gain on the sale of our Mexico business
[3] During the second quarter, we incurred one time expenses for the IPO related to pay out of our SAR program and deal bonuses totaling $6,437.

Non-GAAP Reconciliation - Adjusted Net Income and EPS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
GAAP: Net Income attributable to controlling interest	$(1,446)	$16,129	$5,947	$17,903
Adjusted for:
Income tax provision (benefit)	(813)	1,679	1,503	1,081
Income (loss) before income taxes attributable to controlling interest	$(2,259)	$17,808	$7,450	$18,984
Mexico transition costs[1]	-	-	4,600	-
Gain on sale of subsidiary[2]	-	-	(670)	-
Debt extinguishment costs in conjunction with IPO[3]	-	-	-	7,753
IPO-related costs[4]	-	-	-	6,437
Adjusted income (loss) before income taxes	(2,259)	17,808	11,380	33,174
Adjusted income tax provision (benefit)	(813)	1,679	2,644	4,601
Non-GAAP: Adjusted Net Income (Loss) attributable to controlling interest	$(1,446)	$16,129	$8,736	$28,573

GAAP: Earnings per diluted share	$(0.03)	$0.33	$0.12	$0.76
Adjusted for:
Income tax (benefit) expense attributable to controlling interest	(0.02)	0.03	0.03	0.05
Income (loss) before income taxes attributable to controlling interest	$(0.05)	$0.36	$0.15	$0.81
Mexico transition costs[1]	-	-	0.09	-
Gain on sale of subsidiary[2]	-	-	(0.01)	-
Debt extinguishment costs in conjunction with IPO[3]	-	-	-	0.33
IPO-related costs[4]	-	-	-	0.27
Adjusted income (loss) before income taxes	(0.05)	0.36	0.23	1.41
Adjusted income tax provision (benefit)	(0.02)	0.03	0.05	0.19
Non-GAAP: Adjusted Net Income (Loss) attributable to controlling interest	$(0.03)	$0.33	$0.18	$1.22

[1] During the third quarter and nine months ended September 30, 2019, we incurred expenses related to the exit of our Mexico business totaling $0 and $4,600
[2] During the second quarter we recognized a gain on the sale of our Mexico business.
[3] In connection with the IPO, we recognized an early extinguishment of debt charge related to our then existing term loan.
[4] During the second quarter, we incurred one time expenses for the IPO related to pay out of our SAR program and deal bonuses totaling $6,437.

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